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                                                            EXHIBIT 10.C.2
                          RELEASE AND WAIVER OF RIGHTS

This release by the undersigned ("Executive"), who is a participant in the Plum Creek Management Company Incentive Sharing Plan ("IS Plan") and the Plum Creek Management Company Executive Incentive Compensation Plan ("EIC Plan") is made this 28th day of January, 1994, in consideration for and contingent upon the adoption by Plum Creek Management Company, L.P. ("Company") of the Plum Creek Management Company, L.P. Long-Term Incentive Plan ("LTIP") and the Plum Creek Management Company, L.P. Management Incentive Plan ("MIP").

                                    RECITALS

         A.      The Executive has participated in the IS Plan and the EIC Plan.

         B. The Executive is generally entitled to continue participation in the IS Plan and the EIC Plan through May 31, 1994 pursuant to a letter agreement with the Company dated June 9, 1989, as amended and modified by a subsequent letter agreement dated December 28, 1992 (collectively referred to as the "Letter Agreements").

         C. The Company intends to establish the LTIP and the MIP to provide incentives for the Executive intended to replace the incentives previously provided the Executive under the IS Plan and the EIC Plan.

         D. The Executive agrees that, as a condition to the Executive's participation in the LTIP and the MIP, (i) the Executive's participation in the IS Plan and the EIC Plan shall be discontinued effective on and after January 1, 1994; (ii) the Company and the Plum Creek Timber Company, L.P. ("PCL") or any affiliate of the Company or PCL (collectively referred to as the "Affiliates") shall be released from all obligations under the IS Plan and the EIC Plan arising after December 31, 1993;
                 (iii) the discontinuance of the Executive's participation in and the termination of the IS Plan and the EIC Plan with respect to the Executive shall not constitute a breach of the Letter Agreements or be considered Good Reason for the Executive's voluntary termination of employment thereunder.

                          RELEASE AND WAIVER AGREEMENT

NOW, THEREFORE, in consideration for and contingent upon the Company's adoption of the LTIP and the MIP and the mutual undertaking of the parties hereto, the Executive and the Company, agree as follows:

                 1. Upon the Company's adoption of the LTIP and the MIP substantially in the form proposed as of this date, including an original grant of 375,000 Unit Appreciation Rights to the Executive under the LTIP, and the designation of the Executive as a Participant in the MIP for the Plan Year beginning January 1,
                          1994 (i) the IS Plan and the EIC Plan shall be terminated with respect to the Executive and the Executive's participation therein shall be discontinued effective on and after January 1, 1994;
                          (ii) the Executive, on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby releases, acquits and forever discharges the Company and the Affiliates from any and all obligations and waives any and all claims and causes of action of every kind whether known or unknown, suspected or unsuspected, to which the Executive may have otherwise been entitled under the terms and provisions of the IS Plan and the EIC Plan and the Letter Agreements; and (iii) the Executive hereby agrees that the discontinuance of the Executive's participation in and
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                          the termination of the IS Plan and the EIC Plan shall
                          not constitute a breach of the Letter Agreements or be considered Good Reason for the Executive's voluntary termination of employment under said
                          Letter Agreements.

                 2. Notwithstanding the foregoing, the parties hereto acknowledge that the Original Grants of Unit Appreciation Rights pursuant Section 5.1(a) to the LTIP is expressly conditioned upon the Committee's written determination prior to June 30, 1994 that such Original Grants comply with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any other comparable or successor rule or regulatory requirement. Accordingly, this Release and Waiver Agreement shall become null and void ab initio in the event that the Committee does make a written determination as described in the preceding sentence prior to June 30, 1994.


EXECUTIVE:                                 COMPANY:

                                           PLUM CREEK MANAGEMENT COMPANY, L.P.

_________________________________          ___________________________________
Charles P. Grenier                         Keith B. Sletten
Executive Vice President                   Vice President Human Resources


_________________________________          ___________________________________
Date                                       Date